Exhibit 23.03

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-92423, 333-104497, 333-190406, 333-190405, including Post-Effective Amendment No. 1 thereto, and 333-266540 on Form S-8; and Registration Statement Nos. 333-255823 and 333-249236 on Form S-3ASR of OGE Energy Corp. of our report dated February 24, 2021, relating to the financial statements of Enable Midstream Partners, LP appearing in this Annual Report on Form 10-K of OGE Energy Corp. for the year ended December 31, 2022.

/s/ DELOITTE & TOUCHE LLP

Oklahoma City, Oklahoma
February 22, 2023